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                                                                   EXHIBIT 10.49

                               FIFTH AMENDMENT TO

                         THE FISHER-PRICE PENSION PLAN

     WHEREAS, Mattel, Inc. ("Mattel") sponsors the Fisher-Price Pension Plan for the benefit of eligible employees of Fisher-Price, Inc. and certain other subsidiaries; and

     WHEREAS, the provisions of the Plan are set forth in a 1994 Restatement, as amended by a Fourth Amendment thereto; and

     WHEREAS, Mattel desires to amend the Plan to provide a voluntary early retirement incentive program for certain employees of Fisher-Price, Inc. and Mattel Operation-East Aurora; and

     WHEREAS, in Section 9.1 of the Plan, Mattel reserved the right to amend the Plan at any time in whole or in part;

     NOW, THEREFORE, to effect the foregoing, Mattel does hereby declare that the Plan be, and hereby is, amended as follows:

     1. Section 3.3(a) is hereby amended by restating the introductory phrases in (a) preceding subdivision (a)(1) and adding a new subdivision (6) as follows:

          "(a)  Accrued Monthly Pension Benefit.  A Participant's accrued
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     monthly pension benefit on retirement or other termination of employment shall be an amount equal to the sum of (1), (2) and (3) and, if applicable, the amount described in (4), (5) or (6) as follows:

     *  *  *  *

               (6) 2000 Retirement Incentive.  A monthly benefit amount
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          calculated under Schedule G for each Participant who meets the
                           ----------
          eligibility requirements set forth in Schedule G."
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     2.  The following new Schedule G is added to the end of the Plan:
                           ----------

                                  "SCHEDULE G
                                   ----------

                           2000 RETIREMENT INCENTIVE

     An additional benefit under the Fisher-Price Voluntary Early Retirement Incentive Program shall be separately calculated and payable for certain eligible Participants as follows:

     (1) The additional benefit shall be payable only for a Participant who meets the following requirements:
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          (a) As of September 11, 2000, the Participant is an employee of
     Fisher-Price, Inc. or Mattel Operations-East Aurora;

          (b) As of December 31, 2000, the Participant will have attained at least age 52, and completed at least five years of Vesting Service, as defined in Section 1.4(bb);

          (c) The Participant is not a highly compensated employee, within the meaning of Code Section 414(q), for the Plan Year ending December 31, 2000; and

          (d)  The Participant:

               (i) Terminates employment on or before December 31, 2000; and

              (ii) Submits to the Company on or before December 6, 2000 a written election and general release in accordance with procedures established by the Company that he or she will terminate employment on or before December 31, 2000 and does not thereafter revoke such election and general release.

     (2) For each Participant identified in (1) above, his or her monthly pension benefit for all Plan purposes, except as otherwise herein provided, shall include an "Enhanced Retirement Benefit" and a "REMBA Benefit." An eligible Participant's Enhanced Retirement Benefit shall be equal to the sum of
(a) and (b) below, adjusted in accordance with (c) below, and offset by (d) below. An eligible Participant's "REMBA Benefit" shall be equal to the amount described in (e) below.

          (a) The Participant's accrued monthly benefit determined in accordance with Section 3.3 as of December 31, 2000, without regard to the provisions of this Schedule G.
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          (b) One-fourth (three times one-twelfth) of:

                    (i) 1.4% multiplied by the Participant's "Adjusted Incentive
               Compensation" (as defined below) up to 150.1% of Covered Compensation, as defined in Section 1.4(h), rounded to the next highest multiple of $100, for the Plan Year ended December 31, 1999, plus

                   (ii) 1.8% multiplied by the Participant's Adjusted Incentive
               Compensation in excess of 150.1% of Covered Compensation, as defined in Section 1.4(h), rounded to the next highest multiple of $100, for the Plan Year ended December 31, 1999.

     For purposes of this paragraph (b), a Participant's "Adjusted Incentive Compensation" means the Participant's compensation as defined in Section 3.3(b) for the Plan Year ended December 31, 1999 multiplied by 103%.


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          (c) The sum of (a) and (b) above shall be reduced by one-half percent
     (.5%) per month for each month by which January 1, 2004 precedes the first day of the month coincident with or following such Participant's sixty-fifth (65th) birthday.

          (d) The amount determined pursuant to (a) above reduced by one-half percent (.5%) per month by which January 1, 2001 precedes the first day of the month coincident with or following such Participant's sixty-fifth
     (65th) birthday; provided, however, (i) in no event shall the amount
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     determined pursuant to (a) above be reduced by more than 60% and (ii) the offset described in this paragraph (d) shall apply only for the period from and after the date the Participant attains age 55.

          (e) An additional monthly annuity benefit payable as of January 1, 2001 which is actuarially equivalent to 130% of the lump sum amount that would otherwise have been credited to the Participant's REMBA Plan Account if the Participant had remained employed through, and retired as of, December 31, 2003. For purposes of the foregoing, such lump sum amount shall be converted to a monthly annuity benefit based on the 1983 Group Annuity Mortality Table (compiled on a unisex basis weighted 50% male and 50% female) and an interest assumption of 5.72%.

     (3) An eligible Participant's Enhanced Retirement Benefit and REMBA Benefit shall be payable commencing effective as of January 1, 2001, without further adjustment under Section 3.4(b).

     (4) In addition to the normal form of benefits provided under Section 4.1 and 4.2 (immediate joint and survivor annuity for married Participants and immediate straight life annuity for unmarried Participants), the Participant may also elect to receive his or her Enhanced Retirement Benefit and REMBA Benefit as an immediate lump sum payment, and for married Participants as an immediate life annuity described in Section 4.2(a), subject to the election, notice, and waiver requirements provided for in Section 4.1 and 4.2 with respect to electing an optional form of benefit. An eligible Participant shall be entitled to make separate method of payment elections for the Participant's Enhanced Retirement Benefit and REMBA Benefit. No other optional forms of benefits provided under the Plan shall apply to a Participant's Retirement Benefit and REMBA Benefit. For purposes of the foregoing, the lump sum value of an eligible Participant's Enhanced Retirement Benefit and REMBA Benefit shall be determined using the 1983 Group Annuity Mortality Table (compiled on a unisex basis weighted 50% male and 50% female) and an interest assumption of 5.72%, the rate for 30-year U.S. Treasury bonds for August, 2000."

     3. The effective date of this Amendment is September 11, 2000 unless otherwise provided. In all other respects, the Plan shall remain unchanged.

     IN WITNESS WHEREOF, Mattel has caused this instrument to be executed by its duly authorized officer this 13th day of October, 2000.

                                        MATTEL, INC.



                                        By: /s/ Alan Kaye
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                                            Alan Kaye, Senior Vice President -
                                            Human Resources